23(g)(1)
Amended Fee Schedule Dated February 1, 2008 – Custody Agreement

May 7, 2008
Mr. Joseph Carusone
Senior Vice President, Fund Financial Services
Transamerica Asset Management Group
4 Manhattanville Road
Purchase, NY 10577
Dear Joe:
Reference is made to the following Custodian Agreements originally between Investors Bank & Trust Company, a Massachusetts trust company, and each of the Transamerica entities named below:
Transamerica Series Trust, formerly AEGON/Transamerica Series Fund, Inc., dated 5/1/2002
Transamerica Funds, formerly Transamerica IDEX Mutual Funds, dated 7/1/2002
Transamerica Income Shares, Inc., dated 7/22/2002
Transamerica Investors, Inc., on behalf of Transamerica Premier Funds, dated 10/1/2003
Transamerica Partners Portfolios, formerly Diversified Investors Portfolios, dated 12/31/1993
Transamerica Financial Life Insurance Company, formerly AUSA Life Insurance Company, Inc., dated 12/31/1993
Transamerica Partners Funds Group (formerly, Diversified Investors Funds Group) and Transamerica Partners Funds Group II, dated 12/31/1993
Massachusetts Fidelity Trust Company, dated 1/1/1996
Investors Bank & Trust Company merged with and into State Street Bank and Trust Company (the “Bank”), effective July 2, 2007, with the result that the Bank now serves as custodian of assets of the Transamerica entities.
Attached hereto are fee schedules that set forth the compensation, including fees and expenses, to be paid by the Transamerica entities to the Bank for the services provided under the Custodian Agreements, effective February 1. 2008. By signing below, you
200 Clarendon Street. 17th floor • Boston, Massachusetts 02116 • 617-330-6226 acknowledge receipt of these schedules and agree to pay the fees, expenses and other costs as set forth in the attached fee schedules.

State Street Bank and Trust Company

By: Name:	/s/ Stephen A. DeSalvo Stephen A. DeSalvo
Title:	Senior Vice President

ACKNOWLEDGED AND AGREED:

Transamerica Series Trust, formerly AEGON/Transamerica Series Fund, Inc.

By: Name:	/s/ Joe Carusone Joe Carusone
Title:	SVP

Transamerica Funds, formerly Transamerica IDEX Mutual Funds

By: Name:	/s/ Joe Carusone Joe Carusone
Title:	SVP

Transamerica Income Shares, Inc.

By: Name:	/s/ Joe Carusone Joe Carusone
Title:	SVP

Transamerica Investors, Inc., on behalf of Transamerica Premier Funds

By: Name:	/s/ Joe Carusone Joe Carusone
Title:	SVP

Transamerica Partners Portfolios

By: Name:	/s/ Joe Carusone Joe Carusone
Title:	SVP

Transamerica Partners Funds Group

By: Name:	/s/ Joe Carusone Joe Carusone
Title:	SVP

Transamerica Partners Funds Group II

By: Name:	/s/ Joe Carusone Joe Carusone
Title:	SVP

Transamerica Financial Life Insurance Company

By: Name:	/s/ Joe Carusone Joe Carusone
Title:	SVP

Massachusetts Fidelity Trust Company

By: Name:	/s/ Joe Carusone Joe Carusone
Title:	SVP

Fee Schedule
CUSTODIAN, FUND ACCOUNTING
Transamerica Series Trust (formerly, AEGON/Transamerica Series Trust) (“TST”)
Transamerica Funds (formerly, Transamerica IDEX Mutual Funds) (“Transamerica Fund
Transamerica Income Shares, Inc. (“TIS”)
Transamerica Investors, Inc (“Premier”)
Transamerica Partners Portfolios (formerly, Diversified Investors Portfolios) (“TPP”)
Transamerica Partners Funds Group (formerly, Diversified Investors Funds Group) (“TP•
Transamerica Partners Funds Group II (formerly,
Diversified Investors Funds Group II) (“TPFG II”)
New fees will be implemented as of February 1, 2008 for each of TST, Transamerica Funds, TIS, Premier, TPP, TP and TPFG II, and will be in effect for three years ending 1/31/2011.
Custody and Fund Accounting
Custody and Fund Accounting Fees at an annual rate of 0.75 basis points (0.000075) of average daily total net exclusive of mutual fund feeder fees, fund of fund fees, per class fees, transaction fees, global custody fees, • fees.
For each mutual fund feeder there will be an annual feeder accounting fee of $9,900.
Fund of Fund fees at an annual rate of 0.1 basis points (0.00001) of average daily total net assets exclusive of per • fees, transaction fees and other fees for funds that invest in proprietary funds for which State Street provides Fund Accounting and Custody Services. An additional charge of $5,000 per fund will apply to any Fund of Fund that • partially or wholly in non-proprietary Funds.
For Multi-Manager Funds there will be a charge of $10,000 for any manager fund greater than 3 managers. (per • above three)
A per class fee at the rate of $250 per month per fund will be charged on any classes above the fourth class of any •
Domestic Transactions**

DTCC/Fed Book Entry/FOF	$5	***
Physical Securities	35
Options and Futures	18
GNM Securities	30
Principal Paydown	5
3rd Party Foreign Exchange	75	****
Outgoing Wires	7
Incoming Wires	5
Fund of Funds (automated)	1.50
(manual)	5.00

**	There are no transaction charges for the use of State Street Bank overnight product.

***	These fees assume that trade information is sent to State Street Bank electronically. The Bank will charge $20 for any •

electronic trades sent manually and that do not fit within the other types of trades (e.g. Physical)

****	There are no transaction charges for F/X contracts executed by State Street Bank.
•   •   •

Foreign Subcustodian Fees
Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the attached global custody fee schedule. Local duties, • fees, taxes, reclaims, registration, exchange fees and other market charges will be billed as an out-of-pocket charge. • Street Bank requires the Fund to hold all international assets at the subcustodian of the Bank’s choice.
MISCELLANEOUS
A. Out-of Pocket and Other Expenses

Customary charges, including, but not limited to:
—Third Party Review ($250/fund/year)	—Pricing and Verification
—Outside Legal Expenses	—Customized Reporting
—Delivery & Postage	—Customized Transmissions/Extracts
— Special Forms and Supplies	—Telecommunications for data transmissions
—Extraordinary Travel Expenses	—Typesetting
—CCO Services ($ 100/fund/month)
B. Domestic Balance Credit, Overdrafts
State Street Bank offers earnings credits against fees (excluding out-of-pocket charges) on Portfolio custody U.S. Dollar DDA balances. The credit is based on collected balances reduced by balances required to support the activity charges o the accounts. The monthly earnings allowance rate is equal to 75% of the 90-day U.S. Treasury bill rate.
If a Portfolio custody DDA is in an overdraft position at the close of business any banking day, the Fund will be charge • an overdraft interest charge for each day the condition exists (to the extent the overdraft is not due to the Bank’s error) a the prevailing federal funds rate plus 100 basis points at month end.
Days with positive collected balances will be computed separately from any overdraft days for purposes of the above calculations. Credits less overdraft charges, if any, will be included in the monthly fee billing.
C. Cash Management, Foreign Exchange and Securities Lending
State Street Bank will perform all cash management, foreign exchange and securities lending for the portfolios. State Street Navigator Securities Lending Prime Portfolio a registered 2(a)-7 money market fund will be utilized as a reinvestment option for securities lending collateral. Per the Securities Lending Agreement, securities lending income is split with the funds as described below:

Lending Split
Total Fund Assets	up to $30m in gross revenue	80%/20%
	over $30m in gross revenue	85%/15%
D. Systems
State Street Bank provides systems development. Systems development hours will be estimated, communicated and billed on a time and material basis and at a rate to be agreed upon by the parties.

We support standard SWIFT messaging formats. However, custom development work is often required to • client specific mapping and usage such as field mapping and communication channels if the SWIFT secure network is used for the transmission of these messages. We will work with the Funds to determine the scope of any required cust development, the cost of which will be the Funds’ responsibility.
In addition, we provide custom technology solutions based on client requirements, including custom interfaces and application development. All costs related to custom technology solutions, including development and on-going maintenance, are the responsibility of the Funds.
E. Payment
The above fees will be billed monthly and invoices mailed to the Funds for review and approval. Fees are due 5 business days after the date received. Upon receipt of approved invoices, the Bank will charge the Portfolios’ custody DDA accounts for the approved invoice amount.
Authorized By:
Name:
Title:

STT Global Custody Fee Schedule

Country	Basis Point Charge	Trade Charge

Argentina*	17.00	75.00
Australia	5.00	45.00
Austria	5.00	60.00
Bangladesh	41.00	150.00
Belgium	5.00	60.00
Bermuda	20.00	75.00
Bharain	41.00	140.00
Botswana	50.00	175.00
Brazil**	18.00	65.00
Bulgaria	40.00	125.00
Canada	4.00	25.00
Chile	45.00	100.00
China A Shares	10.00	100.00
China B Shares	10.00	60.00
Colombia***	45.00	140.00
Croatia	45.00	125.00
Cyprus	50.00	150.00
Czech Republic	17.00	75.00
Denmark	5.00	40.00
Egypt	41.00	100.00
Estonia	30.00	100.00
Euroclear	3.00	20.00
Euroclear Equities	3.00	60.00
Finland	5.00	50.00
France	4.00	40.00
Germany	4.00	25.00
Ghana	50.00	200.00
Greece	15.00	75.00
Hong Kong	7.00	50.00
Hungary	25.00	80.00
Iceland	8.00	50.00
India	20.00	150.00
Indonesia	13.00	65.00
Ireland	5.00	50.00
Israel	20.00	70.00
Italy	4.00	40.00
Japan	4.00	25.00
Jordan	41.00	120.00
Kazakhstan****	45.00	150.00
Kenya	50.00	200.00
State Street Bank & Trust		Confidential

Country	Basis Point Charge	Trade Charge

Korea	8.00	60.00
Latvia	30.00	125.00
Lebanon	41.00	140.00
Luxembourg	5.00	60.00
Malaysia	10.00	70.00
Mauritius	41.00	140.00
Mexico	8.00	40.00
Morocco	40.00	150.00
Namibia	50.00	200.00
Netherlands	5.00	35.00
New Zealand	5.00	50.00
Norway	5.00	45.00
Oman	41.00	140.00
Pakistan	41.00	140.00
Peru	35.00	100.00
Philippines	13.00	65.00
Poland	22.00	100.00
Portugal	15.00	100.00
Romania	45.00	125.00
Russia equities****	20.00	100.00
Russia Min Fins	18.00	75.00
Serbia & Montenegro	60.00	175.00
Singapore	7.00	60.00
Slovakia	20.00	75.00
Slovenia	41.00	100.00
South Africa	7.00	45.00
Spain	5.00	60.00
Sri Lanka	13.00	65.00
Swaziland	50.00	200.00
Sweden	5.00	35.00
Switzerland	4.00	40.00
Taiwan	10.00	60.00
Thailand	10.00	60.00
Turkey	15.00	100.00
UK*****	3.00	27.00
Ukraine****	60.00	250.00
Uruguay	50.00	150.00
Venezuela**	45.00	140.00
Zambia	50.00	200.00
Zimbabwe	50.00	175.00
State Street Bank & Trust		Confidential

*	Bonds billed at Face Value

**	Local Administrator Fees passed through as actuals.

***	20 BP Local Administration Charge on month end market value each month. ($400 minimum, $4,000 maximum per account)

****	The Designation as an Equity or Fixed Income Fund shall be determined based on 50% or greater of • Assets invested in Equity or Fixed Income Securities.

*****	Transaction fees are charged for corporate actions. Depository fees are charged as actuals.
Euroclear charges apply to only approved continental European countries.
Out-of Pocket Charges, including Euroclear Cross Border fees, are passed through as actuals in all markets.
BP Charge is assessed on non-US securities (excludes ADRs).

Fee Schedule
CUSTODIAN, FUND ACCOUNTING
Transamerica Financial Life Insurance Company (“TFLIC”)
Massachusetts Fidelity Trust Company (“MFTC”)
Diversified Investment Advisors, Inc. (“DIA”)
New fees will be implemented for the above-referenced entities as of February 1, 2008 and shall be in effect through January 31, 2011.
Custody and Fund Accounting
Custody and Fund Accounting Fees at an annual rate of 0.75 basis points (0,000075) of average daily total net assets exclusive of feeder fees, fund of fund fees, per class fees, transaction fees, trustee services, global custody fees, and other fees.
For each feeder there will be an annual feeder accounting fee of $1,250.
Fund of Fund fees at an annual rate of 0.1 basis points (0.00001) of average daily total net assets exclusive of per class fees, transaction fees and other fees for funds that invest in proprietary funds for which State Street provides Fund Accounting and Custody Services. An additional charge of $5,000 per fund will apply to any Fund of Fund that invests partially or wholly in non-proprietary Funds.
For Multi-Manager Funds there will be a charge of $10,000 for any manager fund greater than 3 managers. (per manager above three)
An annual fixed fee of $5,000 will apply to each Employer Stock Fund where STT provides unit value accounting. The assets in each Employer Stock Fund will be excluded from the above asset based group fees.
A per class fee at the rate of $250 per month per fund will be charged on any classes above the fourth class.
Domestic Transactions**

DTCC/Fed Book Entry/FOF	$5	***
Physical Securities	35
Options and Futures	18
GNMA Securities	30
Principal Paydown	5
3rd Party Foreign Exchange	75	****
Outgoing Wires	1
Incoming Wires	5
Fund of Funds (automated)	1.50
(manual)	5.00

• • •

**	There are no transaction charges for the use of State Street Bank overnight product.

***	These fees assume that trade information is sent to State Street Bank electronically. The Bank will charge $20 for any non-electronic trades sent manually and that do not fit within the other types of trades (e.g. Physical)

****	There are no transaction charges for F/X contracts executed by State Street Bank.

Trust Services
For each plan where STT acts as the passive trustee there will be an annual charge of $250.
Foreign Subcustodian Fees
Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset-based fees and transaction fees vary by country, based upon the attached global custody fee schedule. Local duties, script fees, taxes, reclaims, registration, exchange fees and other market charges will be billed as an out-of-pocket charge. State Street Bank requires the Fund to hold all international assets at the subcustodian of the Bank’s choice.
MISCELLANEOUS
A. Out-of-Pocket and Other Expenses

Customary charges, including, but not limited to:
— Third Party Review ($250/fund/year)	— Pricing and Verification
— Outside Legal Expenses	— Customized Reporting
— Delivery & Postage	— Customized Transmissions/Extracts
— Special Forms and Supplies	— Telecommunications for data transmissions
— Extraordinary Travel Expenses	— Typesetting
— CCO Services ($100/fund/month)
B. Domestic Balance Credit, Overdrafts
State Street Bank offers earnings credits against fees (excluding out-of-pocket charges) on Portfolio custody U.S. Dollar DDA balances. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance rate is equal to 75% of the 90-day U.S. Treasury bill rate.
If a Portfolio custody DDA is in an overdraft position at the close of business any banking day, the Fund will be charged an overdraft interest charge for each day the condition exists (to the extent the overdraft is not due to the Bank’s error) at the prevailing federal funds rate plus 100 basis points at month end.
Days with positive collected balances will be computed separately from any overdraft days for purposes of the above calculations. Credits less overdraft charges, if any, will be included in the monthly fee billing.
C. Cash Management, Foreign Exchange and Securities Lending

State Street Bank will perform all cash management, foreign exchange and securities lending for the portfolios. State Street Navigator Securities Lending Prime Portfolio a registered 2(a)-7 money market fund will be utilized as a reinvestment option for securities lending collateral. Per the Securities Lending Agreement, securities lending income is split with the funds as described below:

Lending Split
All assets	80%/20%
D. Systems
State Street Bank provides systems development. Systems development hours will be estimated, communicated and billed on a time and material basis and at a rate to be agreed upon by the parties.
We support standard SWIFT messaging formats. However, custom development work is often required to accommodate client specific mapping and usage such as field mapping and communication channels if the SWIFT secure network is not used for the transmission of these messages. We will work with the Funds to determine the scope of any required custom development, the cost of which will be the Funds’ responsibility.
In addition, we provide custom technology solutions based on client requirements, including custom interfaces and application development. All costs related to custom technology solutions, including development and on-going maintenance, are the responsibility of the Funds.
E. Payment
The above fees will be billed monthly and invoices mailed to the Funds for review and approval. Fees are due 5 business days after the date received. Upon receipt of approved invoices, the Bank will charge the Portfolios’ custody DDA accounts for the approved invoice amount.
Authorized By:
Name:
Title:

STT Global Custody Fee Schedule

Country	Basis Point Charge	Trade Charge

Argentina*	17.00	75.00
Australia	5.00	45.00
Austria	5.00	60.00
Bangladesh	41.00	150.00
Belgium	5.00	60.00
Bermuda	20.00	75.00
Bharain	41.00	140.00
Botswana	50.00	175.00
Brazil**	18.00	65.00
Bulgaria	40.00	125.00
Canada	4.00	25.00
Chile	45.00	100.00
China A Shares	10.00	100.00
China B Shares	10.00	60.00
Colombia***	45.00	140.00
Croatia	45.00	125.00
Cyprus	50.00	150.00
Czech Republic	17.00	75.00
Denmark	5.00	40.00
Egypt	41.00	100.00
Estonia	30.00	100.00
Euroclear	3.00	20.00
Euroclear Equities	3.00	60.00
Finland	5.00	50.00
France	4.00	40.00
Germany	4.00	25.00
Ghana	50.00	200.00
Greece	15.00	75.00
Hong Kong	7.00	50.00
Hungary	25.00	80.00
Iceland	8.00	50.00
India	20.00	150.00
Indonesia	13.00	65.00
Ireland	5.00	50.00
Israel	20.00	70.00
Italy	4.00	40.00
Japan	4.00	25.00
Jordan	41.00	120.00
Kazakhstan****	45.00	150.00
Kenya	50.00	200.00
State Street Bank & Trust		Confidential

Country	Basis Point Charge	Trade Charge

Korea	8.00	60.00
Latvia	30.00	125.00
Lebanon	41.00	140.00
Luxembourg	5.00	60.00
Malaysia	10.00	70.00
Mauritius	41.00	140.00
Mexico	8.00	40.00
Morocco	40.00	150.00
Namibia	50.00	200.00
Netherlands	5.00	35.00
New Zealand	5.00	50.00
Norway	5.00	45.00
Oman	41.00	140.00
Pakistan	41.00	140.00
Peru	35.00	100.00
Philippines	13.00	65.00
Poland	22.00	100.00
Portugal	15.00	100.00
Romania	45.00	125.00
Russia equities****	20.00	100.00
Russia Min Fins	18.00	75.00
Serbia & Montenegro	60.00	175.00
Singapore	7.00	60.00
Slovakia	20.00	75.00
Slovenia	41.00	100.00
South Africa	7.00	45.00
Spain	5.00	60.00
Sri Lanka	13.00	60.00
Swaziland	50.00	200.00
Sweden	5.00	35.00
Switzerland	4.00	40.00
Taiwan	10.00	60.00
Thailand	10.00	60.00
Turkey	15.00	100.00
UK*****	3.00	27.00
Ukraine****	60.00	250.00
Uruguay	50.00	150.00
Venezuela**	45.00	140.00
Zambia	50.00	200.00
Zimbabwe	50.00	175.00
State Street Bank & Trust		Confidential

*	Bonds billed at Face Value

**	Local Administrator Fees passed through as actuals.

***	20 BP Local Administration Charge on month end market value each month. ($400 minimum, $4,000 maximum per account)

****	The Designation as an Equity or Fixed Income Fund shall be determined based on 50% or greater of fund Assets invested in Equity or Fixed Income Securities.

*****	Transaction fees are charged for corporate actions. Depository fees are charged as actuals.
Euroclear charges apply to only approved continental European countries.
Out-of Pocket Charges, including Euroclear Cross Border fees, are passed through as actuals in all markets.
BP Charge is assessed on non-US securities (excludes ADRs).